Exhibit 5.1

June 8, 2012

BGC Partners, Inc.

499 Park Avenue

New York, New York 10022

Re:	Registration Statement on Form S-3 for Debt Securities and Shares of Class A Common Stock That May Be Issuable Upon Conversion or Exchange Thereof

Ladies and Gentlemen:

We have acted as counsel to BGC Partners, Inc., a Delaware corporation (the “Company”), in connection with a Registration Statement on Form S-3 (File No. 333-180331) (as amended, the “Registration Statement”) filed by the Company with the United States Securities and Exchange Commission (the “Commission”) relating to the registration by the Company under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations of the Commission promulgated thereunder, of debt securities (the “Debt Securities”) and shares of Class A common stock, par value $0.01 per share (the “Class A Common Stock”), if any, that may be issuable upon conversion or exchange of the Debt Securities. You have requested our opinion with respect to the matters set forth below.

In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the Registration Statement and the Prospectus included therein, the form of indenture, to be entered into by and between the Company and U.S. Bank National Association, as trustee (the “Trustee”), included as Exhibit 4.3 to the Registration Statement (the “Indenture”), the Amended and Restated Certificate of Incorporation of the Company, the Amended and Restated Bylaws of the Company, certain resolutions of the Board of Directors of the Company and such other documents and records as we have deemed necessary.

In making such examination and rendering the opinion set forth below, we have assumed without verification the genuineness of all signatures, the authenticity of all documents submitted to us as originals, that all documents submitted to us as certified copies are true and correct copies of such originals, the authenticity of the originals of such documents submitted to us as certified copies, the conformity to originals of all documents submitted to us as copies and the legal capacity of all individuals executing any of the foregoing documents.

We have also assumed that (i) the Indenture will have been duly and validly executed and delivered by the Company and the Trustee, (ii) the definitive terms of the Debt Securities offered or sold pursuant to the Registration Statement will have been established in accordance with the resolutions of the Board of Directors of the Company, the Indenture and applicable law, (iii) the shares of Class A Common Stock that may be issuable upon conversion or exchange of the Debt Securities being offered or sold will at the time of such offer or sale have been duly authorized and, if appropriate, reserved for issuance upon such conversion or exchange, and (iv) the consideration for the issuance and sale of any Debt Securities convertible into or exchangeable for shares of Class A Common Stock will be in an amount that is not less than the aggregate par value of the shares of Class A Common Stock issuable upon conversion or exchange thereof.

BGC Partners, Inc.

June 8, 2012

We have further assumed that the Debt Securities, when issued and sold, will be executed, authenticated and delivered against receipt of the consideration therefor approved by the Board of Directors of the Company and as provided in the Indenture and the applicable underwriting or other distribution agreement with respect thereto.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that, when so issued and sold, the Debt Securities will constitute legal, valid and binding obligations of the Company and will be entitled to the benefits provided by the Indenture.

Our opinion set forth in the above paragraph is subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, and (ii) general equitable principles (whether considered in a proceeding in equity or at law), including the implied covenant of good faith and fair dealing.

We render the foregoing opinion as members of the Bar of the State of New York and express no opinion as to laws other than the laws of the State of New York, the General Corporation Law of the State of Delaware and reported judicial decisions applicable thereto, and the federal laws of the United States.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” therein. In giving this consent, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP

Morgan, Lewis & Bockius LLP